EXHIBIT 10.45
PATENT SECURITY AGREEMENT
     THIS PATENT SECURITY AGREEMENT (the “Agreement”), is made as of this 18th day of April, 2007 by and between Bear Lake Holdings, Inc., a Delaware corporation, having a mailing address of 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208 and Thompson/Center Arms Company, Inc., a New Hampshire corporation, having a mailing address of 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208 (collectively, the “Debtor”), and Citizens Bank of Massachusetts, having its principal place of business at 53 State Street, Boston, Massachusetts (the “Secured Party”).
RECITALS
     WHEREAS, Secured Party, Debtor, and other parties have entered into a certain Loan and Security Agreement (All Assets), of even or near date herewith, pursuant to which the Secured Party agreed to make available to the borrowers thereunder certain revolving loan facilities up to an aggregate principal amount of $15,000,000.00 (as such agreement may be amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”); and
     WHEREAS, pursuant to the terms of the Loan Agreement, Debtor has granted to Secured Party a first lien security interest in substantially all of the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired patent rights of the Debtor, and all products and proceeds thereof, to secure the payment of all amounts owing by Debtor under the Loan Agreement.
     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:
     1. DEFINITIONS; INTERPRETATION.
          (a) Terms Defined in Loan Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
          (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          (i) “Collateral”, in addition to the meaning ascribed to such term in the Loan Agreement, has the meaning set forth in Section 2 hereof.
          (ii) “PTO” means the United States Patent and Trademark Office.
          (iii) “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts; provided that to the extent that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interests hereunder in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Massachusetts, the terms “UCC” and “Uniform Commercial Code”

shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdictions for the purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection or priority.
a.	Terms Defined in UCC. Where applicable in the context of this Agreement, and except as otherwise defined herein, terms used in this Agreement shall have the meanings ascribed to them in the UCC.

b.	Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Debtor; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.” To the extent not inconsistent with the foregoing, the rules of construction and interpretation applicable to the Loan Agreement shall also be applicable to this Agreement and are incorporated herein by reference.
     2. SECURITY INTEREST.
          (a) Grant of Security Interest. As security for the payment and performance of the Obligations, the Debtor hereby assigns, transfers, and conveys to the Secured Party, and grants to the Secured Party a first lien security interest in and mortgage to, all of Debtor’s right, title, and interest in, to, and under the following property, in each case whether now or hereafter existing or arising or in which the Debtor now or hereafter owns, acquires, or develops an interest and wherever located (collectively, the “Collateral”):
          (i) All patents, patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications described in Schedule A), all rights to sue for past, present, or future infringement thereof, all rights arising therefrom and pertaining thereto, and all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof;
          (ii) All general intangibles and all intangible intellectual or other similar property of Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assents and not otherwise described above; and
          (iii) All products and proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts, and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

          (b) Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until termination in accordance with Section 11 hereof.
     3. SUPPLEMENT TO LOAN AGREEMENT. This Agreement has been granted in conjunction with the security interests granted to the Secured Party under the Loan Agreement and/or other security documents referred to therein. The rights and remedies of the Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Loan Agreement or other security documents referred to therein, all terms and provisions of which are incorporated herein by reference.
     4. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to the Secured Party that:
          (a) Schedule A provides a true and complete list of all patents, patent applications, domestic or foreign, and all licenses relating to any of the foregoing now owned or being prosecuted by the Debtor.
          (b) The Debtor is the owner of the entire right, title and interest in and to the Collateral and has the power to transfer the Collateral free and clear from any adverse lien, security interest, or other encumbrance, except for the security interest created by the Loan Agreement and this Agreement.
          (c) In the event that the Debtor makes or acquires any improvements in or relating to the inventions as covered by the patent rights described in Schedule A, such improvements shall be deemed to be Collateral for the purposes of this Agreement and shall be made a part hereof under the same terms and conditions.
          (d) The Debtor shall not take any action or permit any action to be taken by others under its control or fail to take any action which would affect the validity, grant and enforcement of the Collateral to which this Agreement applies.
          (e) The Debtor shall assume full and complete responsibility for the prosecution, grant, enforcement or any other desirable actions in connection with the Collateral, and shall hold the Secured Party harmless (except for the Secured Party’s gross negligence or willful misconduct) for any and all costs, damages and expenses which may be incurred by the Secured Party in connection with its security interest in the Collateral. In connection with such responsibility, the Debtor may employ counsel of its own choice, subject to the reasonable approval of the Secured Party.
          (f) The Debtor will render to the Secured Party, a yearly written report or such other frequent reports that the Secured Party may reasonably request setting forth each patent application covered by this Agreement and the status thereof, and shall, within one (1) month after the filing of additional applications, advise the Secured Party of such additional applications, and furnish suitable documents transferring a security interest to the Secured Party as heretofore provided.
     5. FURTHER ACTS. On a continuing basis, the Debtor shall make, execute, acknowledge, and deliver, and file and record in the proper filing and recording offices, all such instruments and documents, and take all such action as may be necessary or advisable or may be reasonably requested by the Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming, or protecting the grant or perfection of the security interest granted hereby, to ensure the Debtor’s compliance with this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO, an abstract thereof, or any other document describing the Secured Party’s interest in the Collateral with the PTO, at the sole cost and expense of the Debtor. In addition, the Debtor authorizes the Secured Party to file financing statements describing the Collateral in any UCC filing office deemed appropriate by the Secured Party. In addition, the Debtor shall preserve and maintain in all material respects all rights in the Collateral and, upon and after the recurrence and during the continuance of an Event of Default, if requested by the Secured Party, use commercially reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its remedies with respect to the Collateral. The Debtor shall not abandon any right to file a patent application that is material to the business of the Debtor nor shall the Debtor abandon any such pending patent application or patent license without the prior written consent of the Secured Party.
     6. ASSIGNMENT UPON EVENT OF DEFAULT. The Debtor hereby assigns, transfers and conveys to the Secured Party, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all of the Collateral owned or used by the Debtor, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Party to realize on the Collateral or on any other property of the Debtor constituting collateral in which a lien or security interest may now or hereafter be granted to the Secured Party under any other Loan Document (including, without limitation, completing production of, advertising for sale and selling such collateral) and any successor or assign to enjoy the benefits of the Collateral or any such other collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Debtor by the Secured Party.
     7. COVENANTS CONCERNING COLLATERAL. The Debtor further covenants with the Secured Party as follows: (a) except for the security interest herein granted, the Debtor shall be the owner of or have other rights in the Collateral free from any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (b) the Debtor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party, (c) the Debtor will not use the Collateral in violation of any policy of insurance thereon, (d) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral and any records pertaining thereto, wherever located, at any reasonable time during business hours upon prior notice, (e) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement other than any taxes contested in good faith and for which appropriate reserves have been established by the Debtor, and (f) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except as permitted by the Loan Agreement.
     8. POWER OF ATTORNEY.
          (a) Appointment and Powers of Secured Party. To the fullest extent permitted by applicable law, the Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, after the occurrence of any Event of Default, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorney the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:
          (i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to patentable inventions and processes, and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and
          (ii) to the extent that the Debtor’s authorization given in Section 5 is not sufficient, to file such financing statements with respect hereto, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.
          (b) Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
          (c) No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.
     9. REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party shall have, in accordance with the provisions of the Loan Agreement, all rights, remedies, powers or discretions under this Agreement, in any jurisdiction in which enforcement of the obligations incurred under the Loan Documents is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral or records thereof may be situated and remove the same therefrom. The Secured Party may in its reasonable discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least ten business days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that ten business days’ prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.
     10. AUTHORIZATION TO SUPPLEMENT. If the Debtor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. The Debtor shall give prompt notice in writing to the Secured Party with respect to any such new patent rights. Without limiting the foregoing and to further the Debtor’s obligations under this Section 6, the Debtor authorizes the Secured Party to modify this Agreement by amending Schedule A to include any such new patent rights. Notwithstanding the foregoing, no failure to modify this Agreement or amend Schedule A shall in any way affect, invalidate, or detract from the Secured Party’s continuing security interest in all of the Collateral, whether or not listed in Schedule A.
     11. BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Debtor, the Secured Party, and their respective successors and assigns. The Debtor may not assign, transfer, hypothecate, or otherwise convey its rights, benefits, obligations, or duties hereunder except as specifically permitted by the Loan Agreement.
     12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts, except as required by mandatory provisions of law or to the extent the validity, perfection, or priority of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by another jurisdiction.
     13. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Loan Agreement, and all of the other Loan Documents, together with any and all schedules, exhibits, and appendices thereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended, or waived, except by the written agreement of the parties, as provided in the Loan Agreement. Notwithstanding the foregoing, the Secured Party unilaterally may re-execute this Agreement or modify, amend, or supplement Schedule A to this Agreement as provided in Section 6 hereof. To the extent any provision of this Agreement conflicts with the Loan Agreement, the provision giving the Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to the Secured Party under the Loan Agreement.
     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     15. TERMINATION. Upon payment of the obligations due under the Loan Agreement (except for any indemnity obligations surviving the termination of the Loan Agreement), the security interests created hereby shall terminate and the Secured Party (at the Debtor’s sole cost and expense) shall execute and deliver to Debtor such documents and instruments reasonably requested by the Debtor as shall be necessary to evidence termination of all such security interests given by the Debtor to the Secured Party hereunder, including cancellation of this Agreement by written notice from the Secured Party to the PTO.
     16. NO INCONSISTENT REQUIREMENTS. The Debtor acknowledges that this Agreement and the other documents, agreements, and instruments entered into or executed in connection herewith may contain covenants and other terms and conditions variously stated regarding the same or similar matters, and the Debtor agrees that all such covenants, terms, and conditions shall be performed and satisfied in accordance with their respective terms.
     17. SEVERABILITY. If one or more provision contained in this Agreement shall be invalid, illegal, or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality, or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.
     18. NOTICES. All notices and other communications hereunder shall made in accordance with the provisions of the Loan Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DEBTOR:

BEAR LAKE HOLDINGS, INC.

By:	/s/ John A. Kelly

Name: John A. Kelly
Title: Treasurer

THOMPSON/CENTER ARMS COMPANY, INC.

By:	/s/ John A. Kelly

Name: John A. Kelly
Title: Treasurer

SECURED PARTY:

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Michael E. Lavoie

Name: Michael E. Lavoie
Title: Vice President